As filed with the Securities and Exchange Commission on November 25, 1998.

                                                  Registration No. 333-_________

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                             LIFE USA HOLDING, INC.
               (Exact name of issuer as specified in its charter)

MINNESOTA                                                             41-1578384
(State or other jurisdiction of                                 (I.R.S. Employer
incorporation or organization)                               Identification No.)

                              --------------------

                      Suite 95, Interchange North Building
                              300 South Highway 169
                          Minneapolis, Minnesota 55426
                                 (612) 546-7386

                          (Address, including zip code,
                    of issuer's principal executive offices)

                              --------------------

                             LIFE USA HOLDING, INC.
                             1990 STOCK OPTION PLAN
                            (Full title of the plan)

                              --------------------

                  Robert W. MacDonald, Chief Executive Officer
                             Life USA Holding, Inc.
                      Suite 95, Interchange North Building
                              300 South Highway 169
                          Minneapolis, Minnesota 55426
                                 (612) 546-7386

           (Name and address, including zip code and telephone number, including area code, of agent for service)

                              --------------------

                                   COPIES TO:

                              Catherine A. Bartlett
                        Kaplan, Strangis and Kaplan, P.A.
                  5500 Norwest Center, 90 South Seventh Street
                          Minneapolis, Minnesota 55402
                                 (612) 375-1138

                         CALCULATION OF REGISTRATION FEE

===========================================================================================================
Title of Securities to     Amount to be     Proposed Maximum Offering    Proposed          Amount of
be Registered              Registered(1)    Price per Share(2)           Maximum           Registration Fee
                                                                         Aggregate
                                                                         Offering Price
-----------------------------------------------------------------------------------------------------------
Common Stock Par           1,000,000        $12.5                        $12,500,000       $3,475
Value $.01
===========================================================================================================

         (1) Represents an additional 1,000,000 shares of Common Stock hereby reserved for issuance under the 1990 Stock Option Plan (the "Plan"). The number of shares of Common Stock stated above may be adjusted in accordance with the provisions of the Plan in the event that, during the period the Plan is in effect there is effected any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares or the payment of a stock dividend or any other increase or decrease in the number of shares effected without receipt of consideration by the Company. Accordingly, this Registration Statement covers, in addition to the number of shares of Common Stock stated above, an indeterminate number of shares which by reason of any such events may be issued in accordance with the provisions of the Plan.

         (2) Estimated by the registrant solely for the purpose of calculating the amount of registration fee for the additional shares registered hereby, based on the average of the high and low prices of the Company's Common Stock as reported on the Nasdaq National Market tier of the Nasdaq Stock Market on November 19, 1998.

           INCORPORATION OF PRIOR REGISTRATION STATEMENT BY REFERENCE

         In connection with the registration of additional shares of the Common Stock of Life USA Holding, Inc. issuable under its 1990 Stock Option Plan, and in accordance with Instruction E to Form S-8, the contents of Registration Statement No. 33-81444 filed with the Securities and Exchange Commission on July 11, 1994, Registration Statement No. 33-85768 filed with the Securities and Exchange Commission on October 31, 1994, Registration Statement No. 333-4482 filed with the Securities and Exchange Commission on May 2, 1996 and Registration Statement No. 333-26841 filed May 9, 1997, as amended, are hereby incorporated by reference herein.



                                EXPLANATORY NOTE

                  As permitted by the rules of the Securities and Exchange Commission (the "Commission"), this
                  Registration Statement omits the information specified in Part I of Form S-8.

                                Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3: INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed with the Commission by Life USA Holding, Inc. (the "Company") are incorporated in this Registration Statement on Form S-8 (the "Registration Statement") by reference:

         1. The Company's Annual Report on Form 10-K/A for the fiscal year ended December 31, 1997;

         2. Quarterly Report on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998;

         3. The description of the Company's Common Stock set forth in the Company's Registration Statement on Form S-3, No. 33-71068; and


         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all of the securities offered then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

ITEM 4: DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5: INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6: INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Article V, Section 5.01 of the Bylaws of the Company provides that the Company shall indemnify persons to the extent required by Minnesota Statutes,
Section 302A.521. Section 302A.521 provides that a corporation shall indemnify any person who was or is made or is threatened to be made a party to any proceeding by reason of the former or present official capacity of such person against judgments, penalties and fines, including, without limitation, excise taxes assessed against such person with respect to an employee benefit plan, settlements and reasonable expenses, including attorneys' fees and disbursements, incurred by such person in connection with the proceeding, if, with respect to the acts or omissions of such person complained of in the proceeding, such person has not been indemnified by another organization or employee benefit plan for the same penalties, fines, taxes and expenses with respect to the same acts or omissions; acted in good faith; received no improper personal benefit and
Section 302A.255 (regarding conflicts of interest), if applicable, has been satisfied; in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and in the case of acts or omissions by persons who are or were serving other organizations at the request of the corporation or whose duties involve or involved service for other organizations, reasonably believed that the conduct was not opposed to the best interests of the corporation.

ITEM 7: EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8: EXHIBITS

         4.1 Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1 filed as part of the Company's Registration Statement No. 33-52624)

         4.2      Amended and Restated By-laws of the Company

         4.3      Life USA Holding, Inc. 1990 Stock Option Plan

         5.1      Opinion of Kaplan, Strangis and Kaplan, P.A.

         23.1     Consent of Kaplan, Strangis and Kaplan, P.A. (included in
                  Exhibit 5.1)

         23.2     Consent of Ernst & Young LLP

         24.1     Power of Attorney

ITEM 9: UNDERTAKINGS

Rule 415 Offering.

         The Company hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Incorporation of Subsequent Exchange Act Documents by Reference.

         The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Form S-8 Registration Statement.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on November 24, 1998.

                                            LIFE USA HOLDING, INC.



                                            By:    /s/ Robert W. MacDonald
                                               ---------------------------------
                                               Robert W. MacDonald
                                               Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        Signature                         Title                      Date
        ---------                         -----                      ----

 /s/ Robert W. MacDonald    Chief Executive Officer, Chairman
------------------------        of the Board and President     November 24, 1998
Robert W. MacDonald


 /s/ Mark A. Zesbaugh       Executive Vice President, Chief
------------------------    Financial Officer, Treasurer and   November 24, 1998
Mark A. Zesbaugh            Secretary (Principal Accounting
                                  Officer and Director)


         *                  Director
------------------------
Hugh Alexander


         *                  Director
------------------------
Jack H. Blaine


         *                  Director
------------------------
Margery G. Hughes

         *                  Director
------------------------
Barbara J. Lautzenheiser


         *                  Director
------------------------
Daniel J. Rourke


         *                  Director
------------------------
Ralph Strangis


         *                  Director
------------------------
Donald J. Urban


         *                  Director
------------------------
Edward J. Bonach


         *                  Director
------------------------
Robert S. James

         Robert W. MacDonald, pursuant to Powers of Attorney executed by each of the directors above whose name is marked with a "*," by signing his name hereto does hereby sign and execute this Registration Statement of Life USA Holding, Inc. on behalf of each such director.

                                  EXHIBIT INDEX

Exhibit                                                          Sequentially
Number      Description of Exhibit                               Numbered Page
------      ----------------------                               -------------

4.1  *      Restated Articles of Incorporation
            of the Company (incorporated by reference to Exhibit 3.1 filed as part of the Company's
            Registration Statement No. 33-52624)

4.2         Amended and Restated By-laws of the Company

4.3         Life USA Holding, Inc. 1990 Stock Option Plan

5.1         Opinion of Kaplan, Strangis and Kaplan, P.A.

23.1        Consent of Kaplan, Strangis and Kaplan, P.A.
            (included in Exhibit 5.1)

23.2        Consent of Ernst & Young LLP

24.1        Power of Attorney




 *          Previously filed